Exhibit 99.1

                                  NEWS RELEASE

                                                    FOR FURTHER INFORMATION:

                                                    GREGORY K. CLEVELAND
                                                    TELEPHONE: (612) 305-2261

                                                    BRENDA L. REBEL
                                                    TELEPHONE: (701) 250-3040
                                                    WEBSITE: www.bnccorp.com

               BNCCORP REPORTS EARNINGS OF $3.84 MILLION FOR 2003

Highlights:
     Net income rises 88.5% for 2003 versus 2002
     Insurance business generates commissions of $14.57 million for the year Non-interest income represents 60.87% of 2003 gross revenues

BISMARCK, ND, January 14, 2004 - BNCCORP, Inc. (Nasdaq: BNCC), which operates community banking, insurance and brokerage/trust/financial services businesses in Arizona, Minnesota and North Dakota, said today that its 2003 earnings rose 88.5% compared with the prior year. Net income was $3.84 million, or $1.35 per share on a diluted basis, for the year ended December 31, 2003, up from $2.04 million, or $0.75 per diluted share, for 2002.

Gregory K. Cleveland, President and Chief Executive Officer of BNCCORP, noted, "Our strategy to build a diversified and balanced base of financial services businesses continued to produce solid benefits for BNCCORP in 2003. This year's strong earnings performance reflected a full year of operations of our insurance agency business, Milne Scali & Company, Inc., based in Phoenix. We also benefited from a significant transaction fee recorded by our financial services division in the second quarter of 2003. These vital elements of our business more than offset the effects of the prevailing interest rate environment which has exerted pressure on the net interest margin and economic conditions which tended to dampen loan demand."

2003 Full Year Results

As noted earlier, net income for the year ended December 31, 2003, was $3.84 million, or $1.35 per share on a diluted basis. By comparison, net income for 2002 was $2.04 million, or $0.75 per diluted share. Results for 2002 included income of $14,000, or $0.01 per diluted share, from the operations of the Fargo, North Dakota branch office, which was sold on September 30, 2002, and subsequently classified as a discontinued operation.

Net interest income was $13.38 million for 2003, compared with $13.08 million for 2002. Due to the adoption of Statement of Financial Accounting Standards No. 150 ("SFAS 150"), the expense associated with the Company's subordinated debentures is now classified in interest expense for all periods presented.

Noninterest income for 2003 rose 27.7% to $20.81 million, versus $16.30 million for 2002. The largest factor in the increase was insurance commission income from the Milne Scali & Company insurance agency, acquired in April 2002. Other significant contributors to 2003 noninterest income included fees on loans, trust and financial services income (including the previously mentioned transaction fee), and net gains on sales of securities. Noninterest income represented 60.87% of gross revenues for 2003, up from 55.47% for 2002.

Noninterest expense for 2003 was $27.29 million, compared with $25.33 million a year ago. The comparison was affected by expenses related to the expansion of BNCCORP's banking and insurance operations, primarily in Arizona.

Fourth Quarter Results

For the fourth quarter of 2003, BNCCORP reported net income of $737,000, or $0.25 per share on a diluted basis. This compares with net income of $794,000, or $0.28 per diluted share, for the 2002 fourth quarter (including a loss of $15,000, or $0.01 per diluted share, from the discontinued Fargo branch operations).

Net interest income for the 2003 fourth quarter was $3.53 million, compared with $3.62 million in the same period of 2002.

Noninterest income was $4.78 million for the fourth quarter of 2003 and $4.71 million for the same period of 2002. Noninterest income represented 57.51% of gross revenues for the recent quarter, up from 56.56% a year ago. Insurance commissions, loan fees and service charges were the largest sources of noninterest income during the 2003 fourth quarter.

Noninterest expense for the 2003 fourth quarter was $7.30 million, compared with $6.79 million in the same 2002 period.

Loan and Deposit Balances

Total loans included in continuing operations were $283.6 million at the end of 2003, compared with $335.8 million a year earlier and $297.9 million at December 31, 2001. The 2003 decrease reflected planned loan reductions and the completion of some financed commercial real estate projects. Investment securities available for sale were $262.6 million at December 31, 2003, compared with $208.1 million a year earlier and $211.8 million at December 31, 2001. The increased investment securities and loan reduction represents a change in the mix of our earning asset portfolio. Total assets included in continuing operations were $621.5 million at year-end 2003, an increase from $602.2 million at the end of 2002 and $556.0 million at the end of 2001. Total deposits included in continuing operations were $395.9 million at the end of 2003, compared with $398.2 million a year earlier and $375.3 million at December 31, 2001. The 2003 decrease in deposits was affected by a $27.2 million reduction in brokered and national market certificates of deposit offset by deposit growth, primarily in the Company's Wealthbuilder family of deposit products. Cleveland stated, "We are pleased by the level of deposit growth in our new markets. This growth allowed us to reduce our use of brokered and national market certificates of deposit by $27.2 million over the course of the year."

Total common stockholders' equity for BNCCORP at December 31, 2003 was $38.7 million, equivalent to book value per common share of $14.07 (tangible book value per common share of $5.54) compared with $36.2 million, or book value per common share of $13.41 (tangible book value per common share of $5.60) at December 31, 2002. Net unrealized gains in the investment portfolio as of December 31, 2003 were more than $1.6 million, or approximately $0.59 per share, on a pretax basis compared with $4.4 million, or approximately $1.62 per share, on a pretax basis, at December 31, 2002.

Asset Quality

No provision for credit losses was required for the 2003 fourth quarter, versus a provision of $400,000 for the same period of 2002. The provisions were $1.48 million and $1.20 million for the years 2003 and 2002, respectively. The allowance for credit losses as a percentage of total loans strengthened to 1.68% at year-end 2003, from 1.49% at December 31, 2002 and 1.45% at December 2001. Our allowance for credit losses as a percentage of total loans has increased primarily due to reduced loan volume. The ratio of total nonperforming assets to total assets was 1.28% at the end of 2003 compared with 1.27% at the close of 2002 and 0.80% at the close of 2001. The ratio of allowance for credit losses to total nonperforming loans was 60% at December 31, 2003, compared with 66% a year earlier and 99% two years earlier.

"As we look toward 2004, we are continuing to develop the potential of many aspects of BNCCORP's operations," noted Mr. Cleveland. "For example, our BNC National Bank subsidiary has taken several actions to expand its branch network in Arizona, and we also expect to open a branch in Golden Valley, Minnesota later this year. As 2003 came to a close, our insurance subsidiaries announced the asset acquisition of The Insurance Alliance of the Southwest, Inc., based in Tucson, strengthening our presence in the Arizona market. BNC National Bank also recently purchased the assets of Lynk Financial LLC, of Arizona, bringing with it an established mortgage operation."


BNCCORP, Inc., headquartered in Bismarck, N.D., is a registered bank holding company dedicated to providing a broad range of financial products and superior customer service to businesses and consumers in its local communities. The company operates 22 locations in Arizona, Minnesota and North Dakota through its subsidiary, BNC National Bank. The company also provides a wide array of insurance, brokerage and trust and financial services through BNC National Bank subsidiaries Milne Scali & Company, Inc., BNC Insurance, Inc. and BNC Asset Management, Inc. and the bank's trust and financial services division. The company offers a wide variety of traditional and nontraditional financial products and services in order to meet the financial needs of its current customer base, establish new relationships in the markets it serves, and expand its business opportunities.

Forward-Looking Statements

Statements included in this news release which are not historical in nature are intended to be, and are hereby identified as "forward-looking statements" for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. We caution readers that these forward-looking statements, including without limitation, those relating to our future business prospects, revenues, working capital, liquidity, capital needs, interest costs and income, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements due to several important factors. These factors include, but are not limited to: risks of loans and investments, including dependence on local and regional economic conditions; competition for our customers from other providers of financial services; possible adverse effects of changes in interest rates including the effects of such changes on derivative contracts and associated accounting consequences; risks associated with our acquisition and growth strategies; and other risks which are difficult to predict and many of which are beyond our control.

                           (Financial tables attached)

                                      # # #



                                  BNCCORP, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                                               For the Quarter                 For the Twelve Months
                                                              Ended December 31,                 Ended December 31,
                                                       ---------------------------------  ---------------------------------
(In thousands, except per share data)                       2003              2002             2003             2002
------------------------------------------------------ ---------------   ---------------  ---------------  ----------------
SELECTED INCOME STATEMENT DATA                                   (unaudited)               (unaudited)
Interest income.......................................      $   7,179          $  7,981        $  28,646         $  31,818
Interest expense......................................          3,648             4,364           15,268            18,736
                                                       ---------------   ---------------  ---------------  ----------------
Net interest income...................................          3,531             3,617           13,378            13,082
Provision for credit losses...........................              0               400            1,475             1,202
Noninterest income....................................          4,780             4,709           20,812            16,296
Noninterest expense...................................          7,301             6,789           27,290            25,329
                                                       ---------------   ---------------  ---------------  ----------------
Income from continuing operations before                        1,010             1,137            5,425             2,847
   income taxes.......................................
Income tax provision..................................            273               328            1,581               822
                                                       ---------------   ---------------  ---------------  ----------------
Income from continuing operations.....................            737               809            3,844             2,025
Discontinued operation:
    Income (loss) from operations of discontinued
        Fargo branch, net of income taxes.............             --              (15)               --                14
                                                       ---------------   ---------------  ---------------  ----------------
Net income............................................      $     737          $    794        $   3,844         $   2,039
                                                       ===============   ===============  ===============  ================


Dividends on preferred stock..........................      $    (30)          $   (30)        $   (120)         $    (79)
                                                       ---------------   ---------------  ---------------  ----------------
Net income available to common stockholders...........      $     707          $    764        $   3,724         $   1,960
                                                       ===============   ===============  ===============  ================



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


                                                   BNCCORP, INC.
                                         CONSOLIDATED FINANCIAL HIGHLIGHTS

                                                        For the Quarter                 For the Twelve Months
                                                       Ended December 31,                 Ended December 31,
                                                ---------------------------------  ---------------------------------
                                                     2003              2002             2003             2002
----------------------------------------------  ---------------   ---------------  ---------------  ----------------
EARNINGS PER SHARE DATA                                   (unaudited)               (unaudited)

BASIC EARNINGS PER COMMON SHARE
Income from continuing operations.............       $    0.26          $   0.29         $   1.38          $   0.74
Income (loss) from discontinued Fargo
  branch, net of income taxes.................              --            (0.01)               --              0.01
                                                ---------------   ---------------  ---------------  ----------------

Basic earnings per common share...............       $    0.26          $   0.28         $   1.38          $   0.75
                                                ===============   ===============  ===============  ================

DILUTED EARNINGS PER COMMON SHARE

Income from continuing operations.............       $    0.25          $   0.29         $   1.35          $   0.74
Income (loss) from discontinued Fargo
  branch, net of income taxes.................              --            (0.01)               --              0.01
                                                ---------------   ---------------  ---------------  ----------------
Diluted earnings per common share.............       $    0.25          $   0.28         $   1.35          $   0.75
                                                ===============   ===============  ===============  ================


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




                                                   BNCCORP, INC.
                                         CONSOLIDATED FINANCIAL HIGHLIGHTS

                                                                                               As of
                                                                    ------------------------------------------------------------
(In thousands, except share, per share and full time                    December 31,        December 31,         December 31,
 equivalent data)                                                           2003                2002                 2001
-----------------------------------------------------------------   -------------------  ------------------  -------------------
                                                                       (unaudited)
SELECTED BALANCE SHEET DATA
Total assets....................................................           $   621,477          $  602,228           $  585,057
Total assets *..................................................               621,477             602,228              555,967
Investment securities available for sale *......................               262,568             208,072              211,801
Total loans *...................................................               283,555             335,794              297,924
Allowance for credit losses *...................................               (4,763)             (5,006)              (4,325)
Goodwill *......................................................                15,089              12,210                  437
Other intangible assets, net *..................................                 8,373               8,875                1,734
Total deposits *................................................               395,942             398,245              375,277
Long term borrowings *..........................................                 8,640               8,561                   13
     * From continuing operations
Notation:
Unrealized gains in investment portfolio, pretax................           $     1,625          $    4,383           $    2,674

Total common stockholders' equity ..............................           $    38,686          $   36,223           $   30,679
Book value per common share.....................................           $     14.07          $    13.41           $    12.79
Tangible book value per common share............................           $      5.54          $     5.60           $    11.88
Effect of net unrealized gains on securities available for
   sale, net of tax, on book value per common share.............           $      0.37          $     1.01           $     0.69
Full time equivalents...........................................                   284                 270                  219
Common shares outstanding.......................................             2,749,196           2,700,929            2,399,170


CAPITAL RATIOS
Tier 1 leverage.................................................                 4.90%               4.46%                6.33%
Tier 1 risk-based capital.......................................                 7.14%               5.92%                8.87%
Total risk-based capital........................................                10.63%               9.53%               12.96%


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


                                                   BNCCORP, INC.
                                         CONSOLIDATED FINANCIAL HIGHLIGHTS

                                                                  For the Quarter                     For the Twelve Months
                                                                Ended December 31,                     Ended December 31,
                                                        ------------------------------------   ------------------------------------
(In thousands)                                                2003               2002                2003               2002
------------------------------------------------------  -----------------  -----------------   -----------------  -----------------
                                                           (unaudited)        (unaudited)         (unaudited)

AVERAGE BALANCES
Total assets *........................................         $ 612,092          $ 594,777           $ 600,668          $ 569,046
Total assets..........................................           612,092            594,777             600,668            591,304
Loans *...............................................           280,896            321,911             308,115            307,227
Earning assets *......................................           543,342            540,321             540,685            520,395
Deposits *............................................           388,061            398,561             383,619            391,173
Common stockholders' equity *.........................            37,428             35,303              37,525             33,722
     * From continuing operations


KEY RATIOS
Return on average common stockholders' equity  *......             7.49%              8.75%               9.92%              5.77%
Return on average common stockholders' equity.........             7.49%              8.59%               9.92%              5.81%
Return on average assets *............................             0.48%              0.54%               0.64%              0.36%
Return on average assets..............................             0.48%              0.53%               0.64%              0.34%
Net interest margin *.................................             2.58%              2.66%               2.47%              2.51%
Net interest margin before impact of derivative
  contracts *.........................................             2.58%              2.70%               2.49%              2.66%
Efficiency ratio * ...................................            87.85%             81.54%              79.82%             86.22%
Efficiency ratio not including impact of derivative
   contracts *........................................            87.80%             80.98%              79.63%             83.99%
Noninterest income as a percent of gross revenues *...            57.51%             56.56%              60.87%             55.47%

* From continuing operations




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

                                                   BNCCORP, INC.
                                         CONSOLIDATED FINANCIAL HIGHLIGHTS

                                                                            As of
                                                     ------------------------------------------------------
                                                       December 31,      December 31,        December 31,
 (In thousands)                                            2003              2002              2001
---------------------------------------------------  -----------------  ----------------  -----------------

 ASSET QUALITY                                         (unaudited)
 Loans 90 days or more delinquent and
   still accruing interest.........................        $       38        $    5,081        $      983
 Nonaccrual loans..................................             7,913             2,549             3,391
 Restructured loans................................                --                --                 5
                                                     -----------------  ----------------  -----------------
 Total nonperforming loans.........................             7,951             7,630             4,379
 Other real estate owned and repossessed
   assets..........................................                --                 8                70
                                                     -----------------  ----------------  -----------------
 Total nonperforming assets........................        $    7,951        $    7,638        $    4,449
                                                     =================  ================  =================
 Allowance for credit losses.......................        $    4,763        $    5,006        $    4,325
                                                     =================  ================  =================
 Ratio of total nonperforming loans to
   total loans *...................................             2.80%             2.27%             1.47%
 Ratio of total nonperforming assets to
   total assets *..................................             1.28%             1.27%             0.80%
 Ratio of allowance for credit losses to
   total loans *...................................             1.68%             1.49%             1.45%
 Ratio of allowance for credit losses to total
   nonperforming loans *...........................               60%               66%               99%

     * From continuing operations

                                                         For the Quarter                 For the Twelve Months
                                                       Ended December 31,                  Ended December 31,
                                                ----------------------------------  ----------------------------------

                                                     2003              2002              2003           2002
                                                ----------------  ----------------  ---------------- -----------------
 Changes in Allowance for Credit Losses:          (unaudited)      (unaudited)       (unaudited)
 Balance, beginning of period.................        $   4,827         $   4,939         $   5,006      $   4,325
 Provision charged to operations expense......               --               400             1,475          1,202
 Loans charged off............................             (95)             (424)           (1,820)          (657)
 Loan recoveries..............................               31                91               102            136
                                                ----------------  ----------------  ---------------- -----------------
 Balance, end of period.......................        $   4,763         $   5,006         $   4,763      $   5,006
                                                ================  ================  ================ =================


 Ratio of net charge-offs to average
   total loans................................           (0.02)%          (0.10)%           (0.56)%        (0.17)%
 Ratio of net charge-offs to average
   total loans, annualized....................           (0.09)%          (0.41)%           (0.56)%        (0.17)%


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

                                                   BNCCORP, INC.
                                         CONSOLIDATED FINANCIAL HIGHLIGHTS

                                                           For the Quarter                   For the Twelve Months
                                                         Ended December 31,                    Ended December 31,
                                                   ---------------------------------    ----------------------------------
(In thousands, except share data)                      2003              2002               2003               2002
-------------------------------------------------  --------------    ---------------    ---------------    ---------------

ANALYSIS OF NONINTEREST INCOME *                   (unaudited)        (unaudited)        (unaudited)
Insurance commissions...........................     $    3,585         $    3,053         $   14,568         $    8,981
Fees on loans...................................            381                637              2,022              2,169
Service charges.................................            242                212                909                755
Brokerage income................................            129                131                420              1,094
Net gain on sales of securities.................             99                255                968              1,870
Trust and financial services....................             97                148              1,009                751
Rental income...................................             67                 22                212                 89
Other...........................................            180                251                704                587
                                                   --------------    ---------------    ---------------    ---------------
    Total noninterest income....................     $    4,780         $    4,709         $   20,812         $   16,296
                                                   ==============    ===============    ===============    ===============
     * From continuing operations

ANALYSIS OF NONINTEREST EXPENSE *
Salaries and employee benefits..................     $    4,403         $    3,982         $   16,478         $   14,723
Occupancy.......................................            556                634              2,306              2,235
Depreciation and amortization...................            373                347              1,458              1,320
Office supplies, telephone & postage............            321                278              1,214              1,106
Professional services...........................            289                390              1,146              1,495
Marketing and promotion.........................            281                195                803                749
Amortization of intangible assets...............            266                266              1,063                881
FDIC and other assessments......................             49                 53                201                214
Other ..........................................            763                644              2,621              2,606
                                                   --------------    ---------------    ---------------    ---------------
    Total noninterest expense...................     $    7,301         $    6,789         $   27,290         $   25,329
                                                   ==============    ===============    ===============    ===============
     * From continuing operations

WEIGHTED AVERAGE SHARES
Common shares outstanding (a)...................      2,711,620          2,699,951          2,705,602          2,611,629
Incremental shares from assumed conversion of
   options and other contingent shares..........         92,054             10,360             59,214             17,169
                                                   --------------    ---------------    ---------------    ---------------
Adjusted weighted average shares (b)............      2,803,674          2,710,311          2,764,816          2,628,798
                                                   ==============    ===============    ===============    ===============

     (a) Denominator for Basic Earnings Per Common Share
     (b) Denominator for Diluted Earnings Per Common Share